CERTIFICATE OF SECRETARY




I, David P. Goss, certify that I am Assistant Secretary of FRANKLIN CUSTODIAN FUNDS, INC. (the "Fund").

As Assistant Secretary of the Fund, I further certify that the following resolution was adopted by a majority of Directors of the Fund present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California 94404, on January 20, 2000.


     RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon E. Burns, Deborah R. Gatzek, Brian E. Lorenz, Karen L. Skidmore, Leiann Nuzum, Murray L. Simpson, Barbara J. Green and David P. Goss as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Director and designated officer.


I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                                    /s/DAVID P. GOSS
Dated:   JANUARY 28, 2000                           David P. Goss
                                                    Assistant Secretary